SCUDDER CASH INVESTMENT TRUST
                              Boston, Massachusetts

                                             July 20, 1976

Scudder Fund Distributors, Inc.
10 Post Office Square
Boston, Massachusetts  02109

                             Underwriting Agreement

Dear Sirs:

      This Trust (hereinafter called the "Trust") has been established as a Massachusetts business trust to engage in the business of an investment company. The Trust has selected you to act as principal underwriter (as such term is defined in Section 2(a)(29) of the Investment Company Act of 1940, as amended) of the shares of beneficial interest of the Trust (hereinafter called the "Shares") and you are willing to act as such principal underwriter and to perform the duties and functions of underwriter in the manner and on the terms and conditions hereinafter set forth. Accordingly, the Trust hereby agrees with you as follows:

      1. Delivery of Trust Documents. The Trust has furnished you with copies, properly certified or authenticated, each of the following:

      (a)   Declaration of Trust of the Trust, dated    1975, as amended to
            date.


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      (b)   By-Laws of the Trust as in effect on the date hereof.

      (c) Resolutions of the trustees selecting you as principal underwriter and approving this form of Agreement.

The Trust will furnish you from time to time with copies, properly certified or authenticated, of all amendments of or supplements to the foregoing, if any.

      The Trust will furnish you promptly with properly certified or authenticated copies of any registration statements filed by it with the Securities and Exchange Commission under the Securities Act of 1933, as amended, or the Investment Company Act of 1940, as amended, together with any financial statements and exhibits included therein, and all amendments or supplements thereto hereafter filed.

      2. Registration and Sale of Additional Shares. The Trust will from time to time use its best efforts to register under the Securities Act of 1933, as amended, such Shares as you may reasonably be expected to sell on behalf of the Trust. You and the Trust will cooperate in taking such action as may be necessary from time to time to qualify Shares so registered for sale by you or the Trust in any states mutually agreeable to you and the Trust, and to maintain such qualification. This Agreement relates to the issue and sale of Shares that are duly authorized and registered and available for sale by the Trust, including redeemed or repur-
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chased Shares if and to the extent that they may be legally sold and if, but only if, the Trust sees fit to sell them.

      3. Sale of Shares. Subject to the provisions of paragraphs 5 and 7 hereof and to such minimum purchase requirements as may from time to time be currently indicated in the Trust's prospectus, you are authorized to sell, as agent on behalf of the Trust, Shares authorized for issue and registered under the Securities Act of 1933, as amended. You may also purchase as principal such Shares for resale to the public. Such sales will be made by you on behalf of the Trust by accepting unconditional orders to purchase such Shares placed with you by investors and such purchases will be made by you only after acceptance by you of such orders. The sales price to the public of such Shares shall be the public offering price as defined in paragraph 6 hereof.

      4. Solicitation of Orders. You will use your best efforts (but only in states in which you may lawfully do so) to obtain from investors unconditional orders for Shares authorized for issue by the Trust and registered under the Securities Act of 1933, as amended, provided that you may in your discretion refuse to accept orders for Shares from any particular investor.

      5. Sale of Shares by the Trust. Any right granted to you to accept orders for Shares or to make sales on behalf of the Trust or to purchase Shares for resale will not apply to Shares issued in connection with the merger or consolidation of any other investment company with the Trust or its aquisition, by
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purchase or otherwise, of all or substantially all of the assets of any investment company or substantially all the outstanding shares of any such company, and such right shall not apply to Shares that may be offered by the Trust to shareholders by virtue of their being shareholders of the Trust.

      6. Public Offering Price. All Shares sold to investors by you will be sold at the public offering price. The public offering price for all accepted subscriptions will be the net asset value per Share, as determined in the manner provided in the Trust's Declaration of Trust, as now in effect or as it may be amended, next after the order is accepted by you.

      7. Suspension of Sales. If and whenever the determination of net asset value is suspended and until such suspension is terminated, no further orders for Shares shall be accepted by you except such unconditional orders placed with you before you had knowledge of the suspension. In addition, the Trust reserves the right to suspend sales and your authority to accept orders for Shares on behalf of the Trust if, in the judgment of the trustees, it is in the best interests of the Trust to do so, such suspension to continue for such period as may be determined by the trustees; and in that event, no Shares will be sold by you on behalf of the Trust while such suspension remains in effect except for Shares necessary to cover unconditional orders accepted by you before you had knowledge of the suspension.
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                                       -5-


      8. Portfolio Securities. Portfolio securities of the Trust may be bought or sold by or through you and you may participate directly or indirectly in brokerage commissions or "spread" in respect of transactions in portfolio securities of the Trust; provided, however, that all sums of money received by you as a result of such purchases and sales or as a result of such participation must, after reimbursement of your actual expenses in connection with such activity, be paid over by you to or for the benefit of the Trust.

      9. Expenses. The Trust will pay (or will enter into arrangements providing that others than you will pay) all fees and expenses in connection with the preparation and filing of any registration statement and prospectus or amendments thereto under the Securities Act of 1933, as amended, covering the issue and sale of Shares and the costs of share certificates, if any, and in connection with the qualification of Shares for sale in the various states in which the Trust shall determine it advisable to qualify such Shares for sale. It will also pay any issue taxes or (in case of Shares redeemed) any initial transfer taxes, and all expenses of printing all prospectuses for its own use and a reasonable number for your use. You will pay all fees and expenses in connection with your qualification as a dealer in the various states and all other expenses in connection with the sale and offering for sale of Shares which have not been herein specifically allocated to the Trust.
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                                       -6-


      10. Conformity with Law. You agree that in selling Shares you will duly conform in all respects with the laws of the United States and any state in which such Shares may be offered for sale by you pursuant to this Agreement and to the rules and regulations of the National Association of Securities Dealers, Inc., of which you are a member.

      11. Independent Contractor. You shall be an independent contractor and neither you nor any of your officers or employees is or shall be an employee of the Trust in the performance of your duties hereunder. You shall be responsible for your own conduct and the employment, control and conduct of your agents and employees and for injury to such agents or employees or to others through your agents or employees. You assume full responsibility for your agents and employees under applicable statutes and agree to pay all employee taxes thereunder.

      12. Indemnification. You agree to indemnify and hold harmless the Trust and each of its trustees and officers and each person, if any, who controls the Trust within the meaning of Section 15 of the Securities Act of 1933, as amended, against any and all losses, claims, damages, liabilities or litigation (including legal and other expenses) to which the Trust or such trustees, officers or controlling person may become subject under such Act, under any other statute, at common law or otherwise, arising out of the acquisition of any Shares by any person which (i) may be based upon any wrongful act by you or any of
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your employees or representatives, or (ii) may be based upon any untrue statement or alleged untrue statement of a material fact contained in a registration statement or prospectus covering Shares or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon information furnished to the Trust by you, or (iii) may be incurred or arise by reason of your acting as the Trust's agent instead of purchasing and reselling Shares as principal in distributing Shares to the public, provided, however, that in no case (i) is your indemnity in favor of a trustee or officer or any other person deemed to protect such trustee or officer or other person against any liability to which any such person would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of his duties or by reason of his reckless disregard of obligations and duties under this Agreement or (ii) are you to be liable under your indemnity agreement contained in this paragraph with respect to any claim made against the Trust or any person indemnified unless the Trust or such person, as the case may be, shall have notified you in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claims shall have been served upon the Trust or upon such person (or after the Trust or such
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person shall have received notice of such service on any designated agent), but failure to notify you of any such claim shall not relieve you from any liability which you may have to the Trust or any person against whom such action is brought otherwise than on account of your indemnity agreement contained in this paragraph. You shall be entitled to participate, at your own expense, in the defense, or, if you so elect, to assume the defnese of any suit brought to enforce any such liability, but, if you elect to assume the defense, such defense shall be conducted by counsel chosen by you and satisfactory to the Trust, to its officers and trustees, to any controlling person or persons, defendant or defendants in the suit. In the event that you elect to assume the defense of any such suit and retain such counsel, the Trust, such officers and trustees or controlling person or persons, defendant or defendants in the suit, shall bear the fees and expenses of any additional counsel retained by them, but, in case you do not elect to assume the defense of any such suit, you will reimburse the Trust, such officers and trustees or controlling person or persons, defendant or defendants in such suit for the reasonable fees and expenses of any counsel retained by them. You agree promptly to notify the Trust of the commencement of any litigation or proceedings against it in connection with the issue and sale of any Shares.

      The Trust agrees to indemnify and hold you and each of your directors and officers and each person, if any, who con-
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trols you within the meaning of Section 15 of the Securities Act of 1933, as amended, against any and all losses, claims, damages, liabilities or litigation (including legal and other expenses) to which you or such directors, officers or controlling person may become subject under such Act, under any other statute, at common law or otherwise, arising out of the acquisition of any Shares by any person which (i) may be based upon any wrongful act by the Trust or any of its employees or representatives, or (ii) may be based upon any untrue statement or alleged untrue statement of a material fact contained in a registration statement or prospectus covering Shares or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon information furnished to you by the Trust; provided, however, that in no case (i) is the Trust's indemnity in favor of a director or officer or any other person deemed to protect such director or officer or other person against any liability to which any such person would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of his duties or by reason of his reckless disregard of obligations and duties under this Agreement or (ii) is the Trust to be liable under its indemnity agreement contained in this paragraph with respect to any claims made against you or any such
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director, officer or controlling person unless you or such director, officer or controlling person, as the case may be, shall have notified the Trust in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon you or upon such director, officer or controlling person (or after you or such director, officer or controlling person shall have received notice of such service on any designated agent), but failure to notify the Trust of any such claim shall not relieve it from any liability which it may have to the person against whom such action is brought otherwise than on account of its indemnity agreement contained in this paragraph. The Trust will be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but if the Trust elects to assume the defense, such defense shall be conducted by counsel chosen by it and satisfactory to you, its directors, officers or controlling peron or persons, defendant or defendants in the suit. In the event the Trust elects to assume the defense of any such suit and retain such counsel, you, your directors, officers or controlling person or persons, defendant or defendants in the suit, shall bear the fees and expenses of any additional counsel retained by them, but, in case the Trust does not elect to assume the defense of any such suit, it will reimburse you or such directors, officers or controlling person or persons, defendant or defendants
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                                      -11-


in the suit, for the reasonable fees and expenses of any counsel retained by them. The Trust agrees promptly to notify you of the commencement of any litigation or proceedings against it or any of its officers or trustees in connection with the issuance or sale of any Shares.

      The Trust is not authorized to give any information or to make any representations on behalf of you other than the information and representations contained in a registration statement or prospectus covering Shares, as such registration statement and prospectus may be amended or supplemented from time to time.

      You are not authorized to give any information or to make any representations on behalf of the Trust in connection with the sale of Shares other than the information and representations contained in a registration statement or prospectus covering Shares, as such registration statement and prospectus may be amended or supplemented from time to time. No person other than you is authorized to act as principal underwriter (as such term is defined in the Investment Company Act of 1940, as amended) for the Trust.

      13. Duration and Termination of this Agreement. This Agreement shall become effective upon the effective date of the Trust's initial registration statement under the Securities Act of 1933, as amended, and will remain in effect for a period of two years from the date hereof and from year to year there-
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after, but only so long as such continuance is specifically approved at least annually by the vote of a majority of the trustees who are not interested persons of you or of the Trust, cast in person at a meeting called for the purpose of voting on such approval, and by vote of the trustees or of a majority of the outstanding voting securities of the Trust. This Agreement may, on 60 days' written notice, be terminated at any time, without the payment of any penalty, by the trustees, by a vote of a majority of the outstanding voting securities of the Trust, or by you. This Agreement will automatically terminate in the event of its assignment. In interpreting the provisions of this paragraph 13, the definitions contained in Section 2(a) of the Investment Company Act of 1940, as amended, (particularly the definitions of "interested person", "assignment" and "majority of the outstanding voting securities") shall be applied.

      14. Amendment of this Agreement. No provisions of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. If the Trust should at any time deem it necessary or advisable in the best interests of the Trust that any amendment of this Agreement be made in order to comply with the recommendations or requirements of the Securities and Exchange Commission or other governmental authority
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                                      -13-


or to obtain any advantage under state or federal tax laws and should notify you of the form of such amendment, and the reasons therefor, and if you should decline to assent to such amendment, the Trust may terminate this Agreement forthwith. If you should at any time request that a change be made in the Trust's Declaration of Trust or By-Laws or in its methods of doing business, in order to comply with any requirements of federal law or regulations of the Securities and Exchange Commission or of a national securities association of which you are or may be a member relating to the sale of Shares, and the Trust should not make such necessary change within a reasonable time, you may terminate this Agreement forthwith.

      15. Miscellaneous. It is understood and expressly stipulated that neither the holders of Shares nor the trustees shall be personally liable hereunder. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      If you are in agreement with the foregoing, please sign the form of acceptance on the accompanying counterpart of this
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letter and return such counterpart to the Trust, whereupon this letter shall become a binding contract.

                                      Yours very truly,

                                      SCUDDER CASH INVESTMENT TRUST


                                      By /s/ [ILLEGIBLE]
                                         --------------------------
                                         President

      The foregoing Agreement is hereby accepted as of the date thereof.

                                      SCUDDER FUND DISTRIBUTORS, INC.


                                      By /s/ [ILLEGIBLE]
                                         ---------------------------
                                         Vice President